Exhibit 10.1

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the “Agreement”) is made and entered into as of July 12, 2012 by and among: (i) Tactical Air Defense Services, Inc., a Nevada corporation as purchaser (“TADF”); (ii) the shareholders outlined in Exhibit A as the sellers (collectively the “Sellers”); and (iii) AeroTech Corporation, a Florida corporation (the “Company”) (TADF, the Sellers and the Company are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, TADF desires to acquire from Sellers, and Sellers wish to sell One Thousand (1,000) shares of the Company’s common stock which represent 100% of the issued and outstanding shares of capital stock of the Company (the “Company Shares”) all of which are owned by Sellers as outlined in Exhibit A, in exchange for an aggregate of Five Million (5,000,000) shares of TADF’s Series C Preferred Stock (the “TADF Preferred Shares” or the “Exchange Shares”) with such rights, privileges and preferences as outlined in TADF’s Certificate of Designation to the Articles of Incorporation (the “Certificate of Designation,” a copy of which has been attached hereto as Exhibit B) to be issued to Sellers (the collective transaction hereinafter the “Acquisition”).

WHEREAS, it is the intention of the Parties hereto that the issuance of both the Exchange Shares to Sellers and the Company Shares to TADF pursuant to the Acquisition: (i) shall qualify as a transactions in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each state or jurisdiction where the Sellers and TADF reside; and (ii) shall qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Parties and their board of directors, where applicable, all deem it to be in the best interests of all said Parties to consummate the Acquisition.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

SECTION 1

ACQUISITION TERMS

1.1

The Acquisition.

(a)

On the Closing Date (as defined below) and subject to and upon the terms and conditions of this Agreement, the Sellers shall take all actions necessary to sell, assign, transfer and exchange to TADF, full marketable title to all Company Shares, said shares constituting 100% of ownership interests of the Company as at the Closing Date. Following such issuance, the Company will continue its existence as a wholly owned subsidiary of TADF.

(b)

On the Closing Date and upon satisfaction of all closing conditions herein, and in exchange for the transfer to it of the Company Shares and among other things: (i) TADF shall issue the Exchange Shares to Sellers; (ii) TADF shall become the sole shareholder of the Company and all other conditions to Closing (as defined below) and related deliveries set forth herein shall have been satisfied or duly waived.

1.2

Exemption from Registration.  The Parties intend that the Exchange Shares and Company Shares shall be restricted shares, and such issuances shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(1) and/or 4(2) of the Securities Act to the Sellers and the rules and regulations promulgated thereunder.

1.3

Closing.    The closing of the Acquisition (the “Closing”) will take place at the offices of either Party within thirty days following the delivery of satisfaction or waiver of the conditions precedent set forth in this Agreement or at such other date as TADF and the Sellers shall agree (the “Closing Date”).

1.4

Exchange of Certificates.

(a)

On or before the Closing Date, and among other closing conditions referenced herein, the Sellers shall take all actions necessary to cause all of the Company Shares to be transferred and re-issued to TADF in one or more certificates representing in aggregate the Company Shares; and

(b)

On or before the Closing Date, and among other closing conditions referenced herein, TADF shall take all actions necessary to cause all of the Exchange Shares to be issued to the Sellers in one or more certificates representing in aggregate the Exchange Shares.

1.5

Existing and Future Company Management.   As disclosed below in Section 2.2, the Company’s current and complete management and employees of the Company prior to the Closing Date shall consist of the following individuals: (i) Mark Daniels as President, Secretary and sole Director; and (ii) Scott Patterson as Vice-President and Chief Operating Officer (Mark Daniels and Scott Peterson may be referred to hereinafter collectively as the “Existing Company Management”). Following the Closing Date of the Acquisition, TADF as the sole shareholder of the Company, shall appoint: (i) Mark Daniels as President and Secretary; and (ii) Scott Patterson as Chief Operating Officer. Concurrently with such appointments, Mark Daniels and Scott Patterson shall execute employment agreements (collectively the “Employment Agreements,” copies of which have been attached hereto as Exhibit C) with the Company. The Parties hereto acknowledge that the Employment Agreements with Mark Daniels and Scott Patterson are a key factor in the execution of this Agreement and any breach of such Employment Agreements shall be considered a material breach of this Agreement.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

Each of the Sellers and the Company hereby jointly and severally represent and warrant to TADF, as follows:

2.1

Organization and Good Standing.  The Company and each of the Sellers, if applicable, is a business entity duly organized and validly existing under the laws of the state of it organization.  Each of the Sellers and the Company, if applicable, is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Sellers and the Company has full power and authority to conduct the businesses in which each is engaged, to own, lease and use their respective assets and to perform their respective obligations. Neither the Sellers nor the Company is in violation of any of its organizational documents.

2.2

Existing Company Management and Employees. Prior to the Effective Date, the current, complete and validly appointed management, employees and consultants of the Company consists of the following individuals: (i) Mark Daniels as President, Secretary and sole Director; and (ii) Scott Patterson as Vice-President and Chief Operating Officer. Such individual represent all of the existing management, employees and consultants of the Company and no other individuals hold any other management, employment or consultant positions within the Company as of the Effective Date. This representation of existing management, employees and consultants of the Company is a material and key factor in this Agreement and the discovery of any additional management, employees or consultants of the Company shall be considered a material breach of this Agreement.

2.3

Authority.  Each of the Sellers and the Company that is a Party hereto, has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the documents contemplated hereby and the consummation of the transactions contemplated hereby has been duly authorized by: (i) the board of directors of the Company; and (ii) the board of directors of Sellers if applicable, and no further action on the part of the Sellers or the Company, or any of their respective shareholders, preferred stock shareholders, members, equity holders or creditors, is required to enable the Sellers and the Company to enter into this Agreement and to perform their obligations hereunder. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, certificate of incorporation, certificate of designation, organizational document, operating agreement by-law, license or other instrument or document to which the Sellers or the Company is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such Sellers or the Company or any of their respective properties. The Sellers and the Company have notified and obtained all consent of any party necessary in order to perform its obligations with respect to the transactions contemplated by this Agreement.

2.4

Ownership of the Company Securities and Other Assets.   The Sellers are the beneficial owners of record of the Company Shares which represent 100% of the issued and outstanding shares of the Company. The Company does not and will not have at Closing, any other shares or securities, including, but not limited to, shares of common or preferred stock or preferred interests authorized or issued or designated by their boards. All of the issued and outstanding equity interests of the Company were duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding: (i) securities convertible or exchangeable into equity interests of the Company; (ii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, promises, profit or income rights, or other agreements that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity or other economic or voting  interests of the Company; or (iii) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has not violated in any material respect any applicable securities law in connection with the offer, sale or issuance of any of its equity interests or other equity or debt securities. The Company does not control directly or indirectly or have any direct or indirect equity interest in any person or subsidiaries. The Sellers are the owners of record and beneficially own 100% of the issued and outstanding shares of the Company in full.

2.5

The Sellers represent and warrant to TADF as follows:

(a)

The Sellers acknowledge that the Exchange Shares are “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), that the Exchange Shares may include a restrictive legend, and, that the Exchange Shares may not be able to be sold unless registered with the United States Securities and Exchange Commission (the “SEC”) and qualified by appropriate state securities regulators, or unless the Sellers comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(b)

The Sellers have adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the Exchange Shares offered of the size contemplated. The Sellers represents that they have read and reviewed all public filings made available by TADF, including those filed with the United States Securities Commission’s EDGAR filing service (www.sec.gov) and understand that TADF maintains questionable financial stability.  The Sellers represent that they are able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.

(c)

The Sellers are “accredited investors” as defined in Regulation D of the Securities or the Sellers, either alone or with the Sellers’ professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Seller, directly or indirectly, have sufficient knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Exchange Shares offered by TADF and of making an informed investment decision with respect thereto and has the capacity to protect the Sellers’ own interests in connection with the Sellers’ proposed investment in the Exchange Shares.

(d)

The  Sellers  are  acquiring  the  Exchange Shares  solely  for  the  Sellers’ own account  as  principal,  for  investment  purposes  only  and  not  with  a  view  to  the  resale  or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Exchange Shares.

(e)

The Sellers will not sell or otherwise transfer the Exchange Shares without registration under the Securities Act or an exemption therefrom and fully understand and agree that the Seller must bear the economic risk of their purchase for an indefinite period of time because, among other reasons, the Exchange Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(f)

The offer to sell the Exchange Shares was directly communicated to the Sellers by TADF in such a manner that Sellers were able to ask questions of and receive answers from TADF concerning the terms and conditions of this transaction.  At no time were the Sellers presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

2.6

Access to Company Records.  The corporate financial records, minute books and other documents and records of the Company have been made available to TADF prior to the Closing hereof.

2.7

Financial Statements.  Prior to the Closing Date, the unaudited consolidated financial statements of the Company as of June 30, 2012 (the “Company Financial Statements”) will be delivered to TADF and the Company Financial Statements fairly represent the financial position of the Company as at such date and the results of their operations for the periods then ended. The Company Financial Statements are prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of the Company are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.8

Taxes.  The Company, as of the Closing Date, will have filed and paid all material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due, and there are no deficiency notices outstanding.  The Company agrees to indemnify TADF for all costs, penalties, fees, taxes not paid through closing, without regard to any limits provided herein.

2.9

Compliance with Laws.  The Company has complied with all federal, state, county and local laws, environmental laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the businesses of the Company.

2.10

Brokers or Finders.  No broker's, consultant’s or finder's fee will be payable in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Sellers, the Company, or any other person.

2.11

Existing Company Agreements.  Exhibit D sets forth any and all business contracts and/or arrangements to which the Company is a party to or to which the Company or any Company assets, properties or business are bound or subject, whether written or oral (collectively the “Company Business Agreements”). The Parties acknowledge that the Company Business Agreements are a key factor in the execution of this Agreement and any breach or misrepresentation of such Company Business Agreements shall be considered a material breach of this Agreement.

2.12

Tangible Assets.  The Company has full title and interest in all licenses, personal property, machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets") free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in good operating condition and/or current and repair and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation. The assets and properties of the Company are sufficient for the continued conduct of the business of the Company after the Closing in substantially the same manner as currently conducted by the Company.

2.13

Liabilities.  Other than those disclosed and outlined in Exhibit E, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit or obligation to make any payment for the redemption or cancelation of any securities (all of the foregoing collectively defined to as "Liabilities")  As of the Closing Date, the Company will not have any Liabilities except for those Liabilities disclosed in the Company Financial Statements. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business. The Company agrees to indemnify TADF for all Liabilities which have not been disclosed herein.

2.14

Operations of the Company.  Except as otherwise disclosed in the Company Financial Statements, through the Closing Date the Company has not and will not have:

(a)

incurred any indebtedness or borrowed money;

(b)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder or any other party, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock that would otherwise result in any kind of charge or reduction of capital of the Company or otherwise, designated, authorized or issued or agreed to issue any securities or preferred securities or derivative securities;

(c)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(d)

incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(e)

disposed of any assets of the Company;

(f)

materially increased the annual level of compensation of any executive employee of the Company;

(g)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

(h)

issued any equity securities or rights to acquire such equity securities; or

(i)

entered into or modified any contract, agreement or transaction.

2.15

Full Disclosure.  No representation or warranty by the Company or the Sellers in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Company or the Sellers pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of  the Company.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF TADF

TADF hereby represents and warrants to the Sellers, as follows:

3.1

Organization.  TADF is a corporation organized under the laws of the State of Nevada.  TADF has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2

SEC Filings and Reports.  TADF is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”), however, TADF is not current in the filing of its forms or reports under the Exchange Act with the SEC.

3.3

Access to Records.  The corporate financial records, minute books, and other documents and records of TADF have been made available to the Sellers and Company prior to the Closing hereof.

3.4

Taxes.  TADF is currently delinquent in and not current with the filing and/or payment of its material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed.

3.5

Authority to Execute and Perform Agreements.  TADF has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of TADF enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.

3.6

Full Disclosure.  No representation or warranty by TADF in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by TADF pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of TADF. Notwithstanding the foregoing, TADF makes no representation with respect to the value of Exchange Shares or the prospects of TADF’s business.

SECTION 4

CONDITIONS PRECEDENT TO CLOSING

4.1

Conditions Precedent to the Obligations of the Sellers.   All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by the Sellers or, upon agreement of the Parties, be tendered as a post Closing delivery at such times agreed to by the Parties:

(a)

TADF shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing Date;

(b)

On or before the Closing Date, the board of directors of TADF shall have approved of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable TADF to comply with the terms of the Agreement; and

(c)

The Exchange Shares will be duly authorized, validly issued, fully paid and non-assessable and will be issued in a non-public offering and exempt transaction in compliance with all federal and state securities laws, bearing a restrictive legend, as is more fully set forth herein.

4.2

Conditions Precedent to the Obligations of TADF.  All obligations of TADF under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (any one of which may be waived at Closing by TADF) upon agreement of the TADF, be tendered as a post Closing Date delivery at such times as set forth by TADF:

(a)

The representations and warranties by the Company and the Sellers contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(b)

The Company shall have delivered to TADF copies of the resolutions or a written action of the board of directors of the Company authorizing the execution and delivery by the Company of this Agreement, and each of the other transaction documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, certified by an authorized officer of the Company;

(c)

The Sellers shall have delivered to TADF the certificates representing the Company Shares duly endorsed (with executed stock powers) in the name of TADF, so as to make TADF the sole owner thereof;

(d)

The Company shall have delivered to TADF all minute books, share transfer books, share certificate books, and corporate certificates, and all corporate seals and financial and accounting books and records of the Company;

(e)

The Company’s secretary shall have delivered a certificate (the “Secretary’s Certificate,” a copy of which has been attached hereto as Exhibit F), duly executed by the secretary and certifying that to the best of the secretary’s knowledge and belief, the representations and warranties of the Company set forth in this Agreement are true and correct, including, but not limited to, the existing capital structure of the Company and the Company’s good standing with the appropriate Florida governmental agency;

 (f)

The Sellers and the Company shall have delivered to TADF all other documents, certificates, instruments or writings reasonably requested by TADF in connection herewith, and evidence reasonably satisfactory to TADF that there are no contingent tax liabilities that would arise with respect to the transactions contemplated hereby; and

(g)

Mark Daniels and Scott Patterson shall have delivered to TADF executed copies of their respective Employment Agreements.

SECTION 5

COVENANTS

5.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a Party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the Party under this Agreement.

5.2

Further Assurances.  The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.  In the event that any one or more closing conditions are not fulfilled or waived, TADF shall have the right to require said Closing and to withhold issuance of Exchange Shares or other closing deliveries to be made by it until satisfied.

5.3

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Parties agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof.

5.4

Indemnification of Officers and Directors.  It is the intention of the Parties that TADF and the Company shall indemnify its current and former officers and directors to the fullest extent permitted by Nevada and Florida law, as applicable.  In such connection, the Parties agree not to amend the certificates of incorporation or by-laws of either TADF or the Company if such amendment shall have the effect of reducing, terminating or otherwise adversely affecting the indemnification rights and privileges applicable to officers and directors of each of TADF and the Company, as the same are in effect immediately prior to the Closing Date of the Acquisition.

5.5

Non-Competition; TADF Rescission Rights. All existing directors, officers and employees of the Company, including but not limited to the Existing Company Management, agree to a twenty four (24) month non-compete, non-solicitation and non-disclosure agreement with the Company. Considering the importance of the existing and ongoing employment and assistance of the Existing Company Management pursuant to the Employment Agreements to the ongoing business operations of the post Acquisition entity, in the event the Existing Company Management terminate their Employment Agreements and/or breach the this non-compete covenant or those outlined in the Employment Agreements for any reason whatsoever, such breach shall be considered a direct material breach of this Agreement.  In the event a breach as described in this Section occurs, TADF shall maintain a right of rescission to rescind and nullify this Agreement in its entirety (the “TADF Rescission Rights”). In the event such TADF Rescission Rights are instigated by the TADF, the Company Shares shall be returned to and transferred back into the name of the Sellers and the Exchange Shares shall be returned to and transferred back into TADF’s treasury. Such Rescission Rights shall terminate twenty four (24) months following the Closing Date.

5.6

Expenses.  It is understood and agreed that following the execution of this Agreement, any and all expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of the Company, and neither TADF nor its stockholders shall be responsible for any such expenses or fees associated with such filings.

SECTION 6

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of the Parties to investigate the affairs of the other Party and its shareholders, each Party (but no assignee, creditor or other third party) has the right to rely fully upon representations, warranties, covenants and agreements of the other Party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twenty four (24) months following the Closing.

SECTION 7

INDEMNIFICATION

The Company and the Sellers jointly and severally agree to hold harmless and indemnify TADF from any such claims or future claims, as the case may be, related to this Agreement. Additionally, the Company and the Sellers jointly and severally agree to reimburse TADF immediately for any and all expenses, including, without limitation, attorney fees, incurred by TADF in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Parties further agree that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, attorney, agent or subcontractor of TADF and their heirs, legal representatives, successors and assigns. The provisions set forth in this section shall survive any termination of this Agreement.

SECTION 8

MISCELLANEOUS

8.1

Restrictions On Resale.     The Exchange Shares and Company Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act; or (ii) TADF receives an opinion of counsel for such shareholder, reasonably satisfactory to counsel of TADF, that an exemption from the registration requirements of the Securities Act is available.

The certificate(s) representing the Exchange Shares and Company Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.2

Waiver.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

8.3

Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

8.4

Entire Agreement; Modifications; Waiver.  This Agreement, and those agreements referenced herein, including, but not limited to the Employment Agreements, constitute the entire agreement between the Parties pertaining to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous agreements (other than those referenced herein), representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

8.5

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be as follows:

If to TADF: Tactical Air Defense Services, Inc. 123 West Nye Lane, Suite 517 Carson City, Nevada 89706 Attention: Alexis Korybut, CEO E-mail:	If to the Company or the Sellers : AeroTech Corporation 10130 North Lake Blvd., Suite 214-243 West Palm Beach, Florida 33412 Attention: Mark Daniels E-mail:

Any notice or statement given under this Agreement shall be deemed to have been given if delivered by national courier service with signature confirmation of receipt, fax with electronic delivery confirmation or express, priority or registered mail with delivery confirmation, addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor, or if such delivery is refused by a Party.

8.6

Disputes.  Any dispute or other disagreement arising from or out of this Agreement shall be resolved in state court in Florida.  Any such disputes may only be resolved by a bench trial.  The interpretation and the enforcement of this Agreement shall be governed by Florida Law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the State of Florida.  (For additional terms related to Disputes, see Section 8.7 below).

8.7

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

8.8

Attorneys’ Fees.  Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

8.9

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.10

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.11

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.12

Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

8.13

Joint Drafting and Exclusive Agreement.  This Agreement, and those agreements referenced herein, including, but not limited to the Employment Agreements, are the only Agreement executed by and between the Parties related to the transaction described herein.  There are no additional oral agreements or other understandings related to the transaction described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

8.14

Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

8.15

Facsimile Signatures.

The Parties hereby mutually agree that this Agreement may be executed by facsimile signatures of any one or more Parties, each of which shall have the same legal and binding force and effect as ribbon original signatures.

***SIGNATURE PAGES FOLLOW***

[TADF AND COMPANY COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Company and TADF have executed this Acquisition Agreement as of the date first written above.

TACTICAL AIR DEFENSE SERVICES, INC.
By: Alexis C. Korybut Its: Chief Executive Officer

AEROTECH CORPORATION
By: Mark Daniels Its: President

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

[SELLER COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Sellers have executed this Acquisition Agreement as of the date first written above.

By: Its:

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

EXHIBIT A

Sellers

Shareholder	Pre-Acquisition AeroTech Corporation Shares	Post-Acquisition Tactical Air Defense Services, Inc. Shares
	Common Stock	Series C Preferred Stock

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF

TACTICAL AIR DEFENSE SERVICES, INC.

A Nevada Corporation

TACTICAL AIR DEFENSE SERVICES, INC., a Nevada corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”) does hereby certify:

WHEREAS, pursuant to the Corporation’s Articles of Incorporation (as amended), the Corporation’s Board of Directors (the “Board”) is authorized to issue, by resolution and without any action by the Corporation’s shareholders, up to 50,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation’s common stock;

WHEREAS, the Board believes it to be in the best interest of the Corporation and its shareholders to designate classes of Preferred Stock as outlined below;

RESOLVED, pursuant to the NRS, the Board hereby files this Certificate of Designation (the “Certificate”) and designates the following classes of Preferred Stock as follows:

C.

Series C Preferred Stock.  The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. Twenty Five Million (25,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.

Conversion into Common Stock.

1.1

Shareholder Conversion Rights.  Each one (1) share of Series C Preferred Stock may be convertible as described herein into four hundred (400) shares of Common Stock (the “Series C Conversion Ratio”) at anytime following the issuance date of such shares. Each holder of Series C Preferred Stock who desires to convert into the Corporation’s Common Stock must provide five (5) days written notice (the date of receipt by the Corporation being the “Conversion Date”) to the Corporation of its intent to convert one or more shares of Series C Preferred Stock into Common Stock (each a “Conversion Notice”). The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

1.2

Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Prior to any conversion, the certificate or certificates representing Series C Preferred Stock to be converted shall be surrendered to the Corporation, duly endorsed with a medallion stamp guarantee, at the office of the Corporation or its transfer agent. The Corporation shall, within fifteen (15) business days, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

1.3

Adjustment of Series C Conversion Ratio.

(a)

Stock Splits, Etc. The number and kind of securities issuable upon the conversion of shares of Series C Preferred Stock (the “Series C Conversion Shares”) and the Series C Conversion Ratio shall be subject to adjustment from time to time upon the happening of any of the following. In case the Corporation shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of  Common Stock, then the Series C Conversion Ratio and number of Series C Conversion Shares issuable upon conversion immediately prior thereto shall be adjusted so that the holder of Series C Preferred Stock shall be entitled to receive the kind and number of Series C Conversion Shares or other securities of the Corporation which they would have owned or have been entitled to receive had such shares of Series C Preferred Stock been converted in advance thereof.

(b)

Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor of acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then Series C Preferred Stock holder shall have the right thereafter to receive, upon conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is  the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which shares of Series C Preferred Stock are exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume  the due and punctual observance and performance of each and every covenant and condition of this designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board) in order to provide for adjustments of shares of Common Stock convertible from shares of Series C Preferred Stock which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.

2.

Notices. Unless otherwise specified in the Corporation’s Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series C Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

EXHIBIT C

Employment Agreements

EXHIBIT D

Company Business Agreements

EXHIBIT E

Company Liabilities

NONE

EXHIBIT F

Secretary’s Certificate